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                                                       EXHIBIT 23








INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statement No. 333-10527 of the Colonel's International, Inc. on Form S-8 of our reports dated June 2, 1999, appearing in this Annual Report on Form 10-K of the Colonel's International, Inc. for the year ended December 31, 1998.


/s/Deloitte & Touche, LLP

Ann Arbor, Michigan
June 2, 1999